Exhibit 23.2



                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 10, 2000 relating to the financial statements, which appears in the Infodata Systems Inc.'s Annual Report on Form 10-KSB for the year ended December 31, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


PricewaterhouseCoopers LLP



McLean, Virginia
December 22, 2000